Exhibit 10.1

August 18, 2021

Mr. James Manning

Chief Executive Officer

Mawson Infrastructure Group Inc.

Level 5, 97 Pacific Highway

North Sydney NSW 2060

Dear James,

Re: Resignation of Chief Financial Officer role

At your request, this letter is my resignation in my capacity and title as a Chief Financial Officer, Treasurer and Secretary (“CFO”) of Mawson Infrastructure Group Inc. (“Mawson” or the “Company) subject to the terms of this letter herein, and with effect on 5:00 pm, EST on August 19, 2021. By way of execution of this letter, CFO and Mawson hereby agree as follows:

1.	I will continue to act as a consultant to the Company and its subsidiary, OcuWize Ltd. (“OcuWize”) under the terms of the consulting agreement entered into on or around March 9, 2021 (“Consulting Agreement”).

2.	The Consulting Agreement will continue in accordance with its terms and nothing herein shall be construed to derogate from my rights or obligations thereunder or the Bid Implementation Agreement, dated December 30, 2020, between the Company and with Cosmos Capital Limited (as amended).

3.	For the sake of clarity, my resignation is solely from my role as CFO of the Company (and not from any of my other positions, such CVR Holders’ Representative, or director of OcuWize or of Wize Pharma Ltd., which shall continue unaffected).

Sincerely,

/s/ Or Eisenberg
Or Eisenberg

Acknowledged and agreed:

Mawson Infrastructure Group Inc.

By:	/s/ James Manning
Name:	Mr. James Manning
Title:	Chief Executive Officer